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                                                                 Exhibit 2(d)(i)

                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

                              Articles of Amendment
                                     to the
            Articles Supplementary Creating And Fixing The Rights of
                              Series M and Series W
                    Auction Rate Cumulative Preferred Shares


                  Cohen & Steers Advantage Income Realty Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

                  FIRST: Part I, Section 12(f) of the Corporation's Articles Supplementary filed with the Department on July 20, 2001 (the "Articles Supplementary") is hereby amended to read as follows:

                  (f) Within ten Business Days of the Date of Original Issue, the Corporation shall deliver to the Auction Agent and each Rating Agency a letter prepared by the Corporation's independent auditors (an "Auditor's Certificate") regarding the accuracy of the calculations made by the Corporation in the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate required to be delivered by the Corporation on the Date of Original Issue. Within ten Business Days after delivery of the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate relating to a date randomly selected by the Corporation's independent auditors during each fiscal quarter of the Corporation, the Corporation will deliver to the Auction Agent and each Rating Agency an Auditor's Certificate regarding the accuracy of the calculations made by the Corporation in such Certificates. In addition, the Corporation will deliver to the persons specified in the preceding sentence an Auditor's Certificate regarding the accuracy of the calculations made by the Corporation on each Preferred Shares Basic Maintenance Certificate and 1940 Act Preferred Shares Asset Coverage Certificate delivered in relation to an Asset Coverage Cure Date within ten days after the relevant Asset Coverage Cure Date. If an Auditor's Certificate shows that an error was made in any such report, the calculation or determination made by the Corporation's independent auditors will be conclusive and binding on the Corporation.

                  SECOND: The amendments set forth in these Articles of Amendment were approved unanimously by the Board of Directors in accordance with
Part I, Sections 6(k) and 12 of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.




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                  THIRD: The amendments contemplated by these Articles of
Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.


                  IN WITNESS WHEREOF, COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 15th day of May, 2002.

WITNESS:


By:    /s/ Lawrence B. Stoller
       --------------------------
Name:  Lawrence B. Stoller
Title: Assistant Secretary

                                 COHEN & STEERS ADVANTAGE
                                 INCOME REALTY FUND, INC.


                                       By:    /s/ Adam M. Derechin
                                              -----------------------------
                                       Name:  Adam M. Derechin
                                       Title: Vice President


                  THE UNDERSIGNED, Vice President of COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment hereby acknowledges the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects under the penalties of perjury.



                                       By:    /s/ Adam M. Derechin
                                              ------------------------------
                                       Name:  Adam M. Derechin
                                       Title: Vice President

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